Exhibit 10.1

TRANSITION AGREEMENT

THIS TRANSITION AGREEMENT (this “Agreement”) is made by and between NUWELLIS, INC., a Delaware corporation (the “Company”), and Lynn Blake (“Employee”). The parties agree as follows:

ARTICLE 1
EMPLOYMENT TERMINATION AND PAYMENTS

1.1         SEPARATION OF EMPLOYMENT. Employee’s employment with the Company will end on September 1, 2023 unless terminated early by either party (the “Separation Date”). Between the date of this Agreement and the Separation Date, Employee will continue to perform her regular job functions to the Company’s reasonable satisfaction, and she will attend to the transition of her responsibilities as directed by the Company. The Company will continue providing Employee’s regular salary and benefits through the Separation Date as in effect on the date hereof. As of the Separation Date, she will be deemed to have resigned from all elected and/or appointed positions with the Company. On or shortly after the Separation Date, she will receive her final salary pay as required by law, as well as payment for her accrued but unused PTO up to a number not to exceed forty (40) hours of PTO.

1.2         SEPARATION CONSIDERATION. Provided (a) this Agreement has become effective pursuant to Section 2.2 below, and (b) on or within seven (7) days after the Separation Date, Employee executes and delivers the Signature to Update Release Provision appearing after her signature page to this Agreement (without revoking the same) (the “Update Provision”), then the Company will continue paying Employee’s regular salary rate for the four (4) week period following the Separation Date (i.e., a gross amount of $25,249.06), subject to all required withholding and payable on the Company’s regular payroll dates during such period. These payments will commence on the first payroll date after the Update Provision becomes effective, with the first payment being retroactive to the Separation Date. For clarity, if Employee resigns prior to September 1, 2023, absent mutual agreement of the parties, she will not be entitled to the severance payments set forth herein. Through December 31, 2023, the Company will continue to pay 100% of the premium for Employee to continue her healthcare benefits under the federal law known as COBRA, provided that (i) she timely and properly elects to continue health coverage under COBRA, and (ii) she remains eligible for COBRA benefits and does not qualify for health care coverage from another employer during such period.

1.3         CONFLICT WITH OTHER AGREEMENTS. In the event of any conflict of the provisions between this Agreement and the Offer Letter between Employee and the Company dated September 30, 2022, as amended, the provisions set forth in this Agreement shall control. In the event of any conflict between this Agreement and the provisions of that certain Employee Proprietary Information, Inventions Assignment and Non-Competition Agreement between the Company and Employee dated October 19, 2022 (the “Invention Assignment Agreement”), the terms and conditions of the Invention Assignment Agreement shall control over the terms of this Agreement.

1.4         ACKNOWLEDGEMENT. Except as provided in this Article 1, the Parties acknowledge and agree that Employee is not, and shall not after the Separation Date, be eligible for any additional payment by the Company of any bonus, salary, vacation pay, incentive pay, retirement pension, severance pay, back pay, or other remuneration or compensation of any kind in respect of employment by the Company, provided that nothing in this Agreement alters Employee’s rights with respect to any existing stock options, which will continue to be governed by the applicable plan and any agreements specifically related thereto. Employee hereby confirms to the Company that Exhibit B to the Invention Assignment Agreement contains a complete list of all Inventions (as defined in the Invention Assignment Agreement) or improvements to which Employee claims ownership and desires to remove from the operation of the Inventions Assignment Agreement. Employee further agrees that the Invention Assignment Agreement remains in full force and effect and Employee hereby reaffirms Employee’s obligations arising under the terms of the Invention Assignment Agreement. Employee agrees to return to the Company all Company Documents and Materials (as defined in the Invention Assignment Agreement and without retaining copies thereof), apparatus, equipment and other physical property in Employee’s possession within two (2) days of the Separation Date and in the manner directed by the Company. Notwithstanding the foregoing, so long as Employee continues to provide consulting services to the Company, as currently contemplated by the parties, Employee shall be permitted to retain and use the Company issued laptop that she is currently using, but will return the same to the Company within two (2) days after termination of her consulting agreement, on the terms set forth therein.

ARTICLE 2
RELEASE, NON-DISPARAGEMENT AND COOPERATION

2.1        EMPLOYEE RELEASE OF CLAIMS. In consideration for the separation consideration set forth in this Agreement, Employee, on behalf of herself, Employee’s heirs, executors, legal representatives, spouse and assigns (“Employee Releasing Parties”), hereby fully and forever releases the Company and its respective past and present officers, directors, employees, investors, stockholders, administrators, subsidiaries, affiliates, predecessor and successor corporations and assigns, attorneys and insurers (the “Company’s Released Parties”) of and from any claim, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that any of them may possess arising from any omissions, acts or facts that have occurred up until and including the date Employee signs this Agreement, including, without limitation, any and all claims:

A.          which arise out of, result from, or occurred in connection with Employee’s employment by the Company or any of its affiliated entities, the termination of that employment, any events occurring in the course of that employment, or any events occurring prior to the execution of this Agreement;

B.          for breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; termination in violation of public policy; defamation; misrepresentation; invasion of privacy; negligence; and any other tort;

C.          relating to the violation of any federal, state or municipal statute pertaining to discrimination, harassment, retaliation, wrongful discharge and/or employment terms and conditions, including, without limitation, Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1866; the Employee Retirement and Income Security Act of 1974; the Age Discrimination in Employment Act of 1967 (the “ADEA”); the Older Workers’ Benefit Protection Act (the “OWBPA”); the Family and Medical Leave Act; the Worker Adjustment and Retraining Notification Act; the Americans with Disabilities Act of 1990; the Minnesota Human Rights Act (the “MHRA”); the Minnesota Equal Pay for Equal Work Law; the Minnesota healthcare worker whistleblower protection laws; Minnesota family leave law; Minnesota personnel record access statutes; and

D.          for back pay, commissions or other unpaid compensation and/or for attorneys’ fees and costs.

Employee represents that Employee has not filed any lawsuit, arbitration, or other claim against any of the Company’s Released Parties. Employee states that Employee knows of no violation of state, federal, or municipal law or regulation by any of the Company’s Released Parties and knows of no ongoing or pending investigation, charge, or complaint by any agency charged with enforcement of state, federal, or municipal law or regulation. Nothing in this Agreement limits state or federal agencies from investigating and enforcing laws within their jurisdiction, but (except as to possible whistleblower awards from the Securities and Exchange Commission) Employee agrees Employee will not receive any individual monetary damages, recovery and/or relief of any type related to any Released Claim(s), whether pursued by Employee or any governmental agency, other person or group.

2.2        ACKNOWLEDGMENT OF WAIVER OF CLAIMS UNDER ADEA AND MHRA. Employee acknowledges that she is waiving and releasing any rights she may have under the OWBPA and the ADEA, and that this waiver and release is knowing and voluntary. Employee acknowledges that the consideration given for this waiver and release is in addition to anything of value to which Employee was already entitled. Employee further acknowledges that Employee has been advised by this writing that: (a) Employee should consult with an attorney of Employee’s choice concerning the terms of this Agreement prior to executing this Agreement; (b) Employee has at least twenty-one (21) days within which to consider this Agreement and that if Employee signs this Agreement before expiration of that review period, Employee does so knowingly and voluntarily and with the intent of waiving Employee’s right to utilize the full review period; (c) Employee has the right to revoke Employee’s release of claims, insofar as it extends to potential claims arising under the ADEA, by informing the Company of such revocation within seven (7) calendar days following Employee’s execution of this Agreement; and (d) Employee has the right to rescind Employee’s release of claims, insofar as it extends to potential claims arising under the MHRA, by informing the Company of such revocation within fifteen (15) calendar days following Employee’s execution of this Agreement. Employee further understands that these revocation and rescission periods shall run concurrently, and that this Agreement is not effective until the fifteen (15) day rescission period (the “Revocation Period”) has expired without any revocation or rescission being communicated. Communication of any such revocation or rescission by Employee to the Company shall be provided in writing and mailed by certified or registered mail with return receipt requested and addressed to the Company at its principal corporate offices to the attention of its Chief Human Resources Officer

2.3         NO ADMISSION OF LIABILITY. Neither this Agreement nor any statement contained herein shall be deemed to constitute an admission of liability on the part of the parties herein released. This Agreement’s execution and implementation may not be used as evidence, and shall not be admissible in a subsequent proceeding of any kind, except one alleging a breach of this Agreement or the Invention Assignment Agreement.

2.4         MUTUAL NON-DISPARAGEMENT. Employee covenants and agrees that Employee shall not make or cause to be made any statements, observations, or opinions, or communicate any information (whether in written or oral form), that defame, slander or are likely in any way to harm the reputation of the Company’s Released Parties or tortiously interfere with any of the Company’s respective business relationships. The Company will not, in any statement authorized by it to a third party, defame, disparage, criticize, or otherwise speak of Employee in a negative, derogatory, or unflattering manner.

2.5       COOPERATION AND ASSISTANCE. During the period in which she is receiving severance payments, Employee agrees to furnish such information and assistance to the Company as may be reasonably required by the Company in connection with any issues or matters of which Employee had knowledge during her employment with the Company. In addition, Employee shall make herself available to assist the Company in matters relating to the transition of her prior duties to other employees of the Company, as may be reasonably requested by the Company.

ARTICLE 3
MISCELLANEOUS

3.1         CONFIDENTIALITY. Employee agrees to maintain in confidence the existence of this Agreement, the contents and terms of this Agreement and the consideration for this Agreement (collectively, the “Separation Information”), provided that Employee may share the Separation Information with Employee’s spouse, Employee’s accountant or financial advisor to the limited extent needed for that person to prepare Employee’s tax returns, and Employee’s attorney. In addition, Employee may reveal to potential employers only those Sections of this Agreement that would restrict Employee’s activities or ability to disclose information with respect to any such future employer.

3.2         SEVERABILITY. Should any provision of this Agreement be declared or be determined by any arbitrator or court of competent jurisdiction to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and said illegal or invalid part, term, or provision shall be deemed not to be a part of this Agreement.

3.3         ENTIRE AGREEMENT. This Agreement represents the entire agreement and understanding between the Company and Employee concerning Employee’s separation from the Company, and supersedes and replaces any and all prior agreements and understandings concerning Employee’s relationship with the Company and Employee’s compensation by the Company; provided, however, that this Agreement does not supersede or modify the Invention Assignment Agreement, which shall remain in full force and effect. This Agreement may only be amended by a writing signed by Employee and the Company.

3.4         ASSIGNMENT. This Agreement may not be assigned by Employee without the prior written consent of the Company. The Company may assign this Agreement without Employee’s consent in connection with a merger or sale of its assets and/or to a corporation controlling, controlled by or under common control with the Company. This Agreement shall inure to the benefit of, and be binding upon, each Party’s respective heirs, legal representatives, successors and assigns.

3.5         GOVERNING LAW; CONSENT TO JURISDICTION, WAIVER OF JURY TRIAL. Minnesota law will govern this Agreement. In addition, should the Company prevail (in whole or in part) in enforcing any of the terms of this Agreement, Employee shall reimburse the Company for its reasonable fees and expenses (legal costs, attorney’s fees and otherwise) related thereto.

3.6         COUNTERPARTS/ FACSIMILE SIGNATURE. This Agreement may be executed in one or more counterparts and by facsimile, each of which shall constitute an original and all of which together shall constitute one and the same instrument. Signatures of the parties transmitted by facsimile or via .pdf format shall be deemed to be their original signatures for all purposes.

The Parties have executed this Separation and Release Agreement as of the date set forth below.

NUWELLIS, INC.

By:	/s/ Sandra Eayrs	By:	/s/ Lynn Blake
Name:	Sandra Eayrs	Name:	Lynn Blake
Title:	CHRO

Date:	August 4, 2023	Date:	August 4, 2023

Signature to Update Release Provision:

Capitalized terms used below have the meanings set forth in the foregoing Agreement. In consideration of the promises set forth in the Agreement, I fully and forever release, acquit, and discharge the Company’s Released Parties from any liability relating to any claim and/or rights that may have arisen between my signature date on the preceding signature page and my signature date referenced below, consistent with my initial release of claims set forth under Section 2.1 of the Agreement.

I understand that I have had at least 21 days to consider this additional release provision (which releases all claims, including, without limitation, under the ADEA, OWBPA, and MHRA), that I am advised to consult with an attorney of my choice regarding this additional release provision, and that I may use as much of this review period as I wish prior to signing. I understand that I may expressly and voluntarily waive any part or all of the review period by signing and returning this additional release provision prior to the expiration of the review period. I understand that: (a) I have the right to revoke my release of claims under this additional release provision, insofar as it extends to potential claims arising under the ADEA, by informing the Company of such revocation within 7 calendar days following my execution of this additional release provision; and (b) I have the right to rescind my release of claims under additional release provision, insofar as it extends to potential claims arising under the MHRA, by informing the Company of such revocation within 15 calendar days following my execution of this additional release provision. I understand that these revocation and rescission periods shall run concurrently, and that this additional release provision is not effective until the 15-day rescission period has expired without any revocation or rescission being communicated. Any revocation or rescission must be communicated in the manner set forth in Section 2.2 of the Agreement. This additional release provision will not become effective unless the 15-day rescission period has expired without any revocation or rescission having been communicated. To avoid any doubt, I understand that my failure to sign this additional release provision or my revoking or rescinding it shall not affect the validity of the Agreement, including, without limitation, my initial release of claims thereunder.

(To be signed on or within 7 days after the Separation Date, and not earlier.)

By:		Date:
Lynn Blake